Exhibit 99.1

Brookline Bancorp Announces 2006 Fourth Quarter and Annual Earnings and Dividend Declarations

     BROOKLINE, Mass.--(BUSINESS WIRE)--Jan. 18, 2007--Brookline Bancorp, Inc. (the "Company") (NASDAQ:BRKL) announced today its earnings for the 2006 fourth quarter and year and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share and an extra dividend of $0.20 per share payable February 16, 2007 to stockholders of record on February 2, 2007.

     The Company earned $5,377,000, or $0.09 per share on a basic and diluted basis, for the quarter ended December 31, 2006 compared to $5,536,000, or $0.09 per share on a basic and diluted basis, for the quarter ended December 31, 2005. The 2005 quarter included a gain of $322,000 ($187,000 on an after-tax basis) from the sale of a building and a foreclosed property. In the 2006 quarter, the adverse consequences on operating results of an inverted yield curve environment was softened by the additional earnings resulting from the purchase of a controlling interest in Eastern Funding LLC ("Eastern") on April 13, 2006 and a lower provision for loan losses.

     Net income for the year ended December 31, 2006 was $20,812,000, or $0.34 per share on a basic and diluted basis, compared to $22,030,000, or $0.37 per share ($0.36 per share on a diluted basis), for the year ended December 31, 2005. Included in net income were after-tax securities gains of $358,000 in 2006 and $547,000 in 2005. Excluding securities gains, the $1,029,000, or 4.8%, decline in net income was attributable to a $1,383,000 ($805,000 on an after-tax basis) reduction in mortgage loan prepayment fees in 2006 compared to 2005 and the adverse consequences of the inverted yield curve environment.

     Interest rate spread has been declining steadily from 2.59% in the 2005 first quarter to 2.33% in the 2005 fourth quarter and 2.06% in the 2006 fourth quarter. The trend in net interest margin was similar to that in interest rate spread, although less pronounced in the degree of decline. Net interest margin declined from 3.31% in the 2005 first quarter to 3.19% in the 2005 fourth quarter and 3.12% in the 2006 fourth quarter. Net interest margin was aided in the last three quarters of 2006 by inclusion of the higher yielding Eastern loan portfolio. Improvement in interest rate spread and net interest margin will continue to be difficult to achieve until the slope in the yield curve commences an upward movement.

     Interest income was 24% higher in the 2006 fourth quarter and year than in the 2005 fourth quarter and year. Net interest income, however, increased only 5% and 3%, respectively, as interest expense rose 53% between the quarterly periods and 60% between the years. The dramatic increase in interest expense resulted from a rising interest rate environment triggered by rate setting actions of the Federal Reserve, increased competition for deposits and a shift in the mix of deposits. Customarily, higher rates are paid on certificates of deposit than on transaction deposit accounts. Certificates of deposit comprised 61% of total retail deposits at December 31, 2006 compared to 55% at December 31, 2005 and 41% at December 31, 2004.

     As to asset yields, rates earned on mortgage loans generally are higher than the rates earned on most of the Company's other interest-earning assets. Over the past year, mortgage loan pricing has been subjected to increased competitive pressure and, as a result, it has been increasingly difficult to incorporate the rise in funding costs into the pricing of new loan originations. Due in part to this development, the average balance of mortgage loans outstanding was $28 million less in the 2006 fourth quarter than in the 2006 third quarter and $19 million less in the year 2006 than in the year 2005.

     Offsetting part of the decline in mortgage loan income was interest income from the indirect automobile and Eastern loan portfolios. Indirect automobile loans outstanding grew from $369 million at the end of 2004 to $459 million at the end of 2005 and $540 million at the end of 2006. The average yield earned on that portfolio grew from 4.30% in 2005 to 5.17% in 2006; the average yield in the 2006 fourth quarter rose to 5.58%. Eastern loans outstanding at December 31, 2006 were $127 million and the average yield earned on the Eastern portfolio since the acquisition in April 2006 was 10.83%. Eastern, which specializes in the financing of coin-operated laundry, dry cleaning and grocery store equipment in the greater metropolitan New York area and selected other locations in the Northeast, is 86.7% owned by the Company.

     The provision for loan losses was $129,000 in the 2006 fourth quarter compared to $840,000 in the 2005 fourth quarter and $2,549,000 in the year 2006 compared to $2,483,000 in the year 2005. The provision for loan losses is comprised of amounts relating to the indirect automobile loan portfolio, the Eastern loan portfolio and the remainder of the Company's loan portfolio.

     The provision for loan losses related to the indirect automobile loan portfolio was $744,000 and $840,000, respectively, in the 2006 and 2005 quarters and $3,098,000 and $2,859,000, respectively, in 2006 and 2005. These amounts exceeded net charge-offs which amounted to $1,839,000 (0.35% of average loan balances outstanding) in the year 2006 and $1,358,000 (0.32%) in the year 2005. Loans delinquent 30 days or more were $7.1 million, or 1.31% of loans outstanding at the end of 2006 compared to $5.9 million, or 1.28% of loans outstanding at the end of 2005. The allowance for loan losses related to indirect automobile loans increased from $2.9 million (0.64% of the portfolio) at December 31, 2005 to $4.2 million (0.77% of the portfolio) at December 31, 2006.

     The provision for loan losses related to the Eastern portfolio was $435,000 in the 2006 fourth quarter and $851,000 since the acquisition. Net charge-offs in those periods were $442,000 and $515,000, respectively. Loans delinquent 30 days and over were $1.4 million, or 1.13% of loans outstanding at December 31, 2006.

     Regarding the remainder of the Company's loan portfolio, a credit to the provision for loan losses of $1,050,000 was taken to income in the 2006 fourth quarter and credits of $1,400,000 and $375,000 were taken to income in the years 2006 and 2005, respectively. (There was no provision or credit to loan losses in the 2005 fourth quarter). The credits resulted from reduction in outstanding loans through pay down (including loans classified as higher credit risk loans) and a reduction in the reserve factor applied to the multi-family mortgage loan portfolio from 1.25% to 1.00%. That change, which was made after consideration of a number of factors including loss experience, pay down of the portfolio and current market conditions, resulted in an $828,000 reduction in the allocated portion of the allowance for loan losses at December 31, 2006.

     At December 31, 2006, the Company transferred $1,286,000 out of the allowance for loan losses to other liabilities to conform with generally accepted accounting principles. The transfer had no effect on earnings. The amount represents the allowance for estimated losses on unfunded loan commitments.

     The decline in non-interest income from $5,297,000 in the year 2005 to $3,850,000 in the year 2006 was due primarily to the decrease in gains from the sales of assets mentioned earlier, less fees from prepayment of mortgage loans, as well as lower earnings from Eastern before the Company's increase in ownership.

     Non-interest expenses in the year 2005 included $894,000 of merger/conversion expenses related to the acquisition of Mystic Financial, Inc. Excluding those expenses, the increases in non-interest expenses in the 2006 quarterly and yearly periods compared to the 2005 quarterly and yearly periods were due primarily to the inclusion of Eastern's expenses since the date of acquisition, the expenses related to the opening of a new branch in April 2006, the hiring of new loan officers, and higher processing and servicing costs resulting from growth of the indirect automobile loan portfolio.

     The extra dividend of $0.20 per share to be paid on February 16, 2007 is the eighth time since August 2003 that the Board of Directors has approved such a payment. The aggregate amount paid, over $96 million or $1.60 per share, represents a return of capital to stockholders (subject to taxation) rather than a distribution of earnings. The payout of semi-annual extra dividends has been an effective means of reducing the Company's excess capital in a measured way and treating all stockholders equally. While it is the intent of the Board of Directors to continue to return capital to stockholders through payment of an extra dividend semi-annually, the magnitude of any future payment will be considered in light of changing opportunities to deploy capital effectively, including the repurchase of Company common stock and expansion of the Company's business through acquisitions.

     The above text contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Projections about future events are subject to risks and uncertainties that could cause actual results to differ. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
                   (In thousands except share data)

                                 December    September     December
                                    31,          30,          31,
                                   2006         2006         2005
                                -----------  -----------  -----------

            ASSETS
-------------------------------
Cash and due from banks         $   18,237   $   16,483   $   15,507
Short-term investments             134,417       97,454      102,888
Securities available for sale      335,246      367,373      374,906
Securities held to maturity
 (market value of $242, $754
and $423, respectively)                233          745          410
Restricted equity securities        28,567       28,567       23,081
Loans                            1,792,062    1,800,408    1,636,755
Allowance for loan losses          (23,024 )    (25,066  )   (22,248 )
                                 ----------  -----------  -----------
   Net loans                     1,769,038    1,775,342    1,614,507
                                 ----------  -----------  -----------
Other investment                         -            -        4,662
Accrued interest receivable         10,310       10,697        9,189
Bank premises and equipment,
 net                                 9,335        9,681       10,010
Deferred income tax asset           11,036       11,581       11,347
Prepaid income taxes                 1,801        1,690            -
Goodwill                            42,545       42,489       35,615
Identified intangible assets,
 net of accumulated
 amortization of $4,604, $4,035
 and $2,370, respectively            8,348        8,917        9,471
Other assets                         3,927        4,453        3,111
                                -----------  -----------  -----------
   Total assets                 $2,373,040   $2,375,472   $2,214,704
                                ===========  ===========  ===========

LIABILITIES AND STOCKHOLDERS'
             EQUITY
-------------------------------
Retail deposits                 $1,210,206   $1,187,700   $1,168,307
Brokered deposits                   78,060       78,096            -
Borrowed funds                     463,806      489,537      411,507
Subordinated debt                   12,092       12,123       12,218
Mortgagors' escrow accounts          5,114        5,580        5,377
Income taxes payable                     -            -          630
Accrued expenses and other
 liabilities                        19,494       20,223       14,215
                                -----------  -----------  -----------
   Total liabilities             1,788,772    1,793,259    1,612,254
                                -----------  -----------  -----------

Minority interest in subsidiary      1,375        1,331            -
                                -----------  -----------  -----------

Stockholders' equity:
  Preferred stock, $0.01 par
   value; 50,000,000 shares
   authorized; none issued               -            -            -
  Common stock, $0.01 par
   value; 200,000,000 shares
   authorized; 62,989,384
   shares issued                       630          630          630
  Additional paid-in capital       508,248      507,056      512,338
  Retained earnings, partially
   restricted                       96,229       95,938      121,042
  Accumulated other
   comprehensive loss                 (640 )     (1,091  )    (1,577 )
  Treasury stock, at cost -
   1,405,611 shares                (18,144 )    (18,144  )   (18,144 )
  Unearned compensation -
   recognition and retention
   plans                                 -            -       (8,103 )
  Unallocated common stock held
   by ESOP - 629,081 shares,
   643,104 shares and 685,161
   shares, respectively             (3,430 )     (3,507  )    (3,736 )
                                -----------  -----------  -----------
     Total stockholders' equity    582,893      580,882      602,450
                                -----------  -----------  -----------

                                -----------  -----------  -----------
     Total liabilities and
      stockholders' equity      $2,373,040   $2,375,472   $2,214,704
                                ===========  ===========  ===========


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
                   (In thousands except share data)

                         Three months ended          Year ended
                            December 31,            December 31,
                       ----------------------- -----------------------
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------

Interest income:
  Loans                   $29,388     $23,462    $110,744    $ 90,371
  Debt securities           3,927       3,333      14,960      11,121
  Short-term
   investments              1,464       1,243       5,338       4,356
  Restricted equity
   securities                 411         281       1,484         980
  Marketable equity
   securities                  30          40         124         268
                       ----------- ----------- ----------- -----------
   Total interest
    income                 35,220      28,359     132,650     107,096
                       ----------- ----------- ----------- -----------

Interest expense:
  Deposits                 10,421       7,101      35,775      23,172
  Brokered deposits         1,057           -       2,663           -
  Borrowed funds            5,815       4,145      23,127      15,193
  Subordinated debt           239         201         906         685
                       -----------     ------- ----------- -----------
   Total interest
    expense                17,532      11,447      62,471      39,050
                       -----------     ------- ----------- -----------

Net interest income        17,688      16,912      70,179      68,046
Provision for loan
 losses                       129         840       2,549       2,483
                       -----------     ------- ----------- -----------
   Net interest income
    after provision
    for loan losses        17,559      16,072      67,630      65,563
                       -----------     ------- ----------- -----------

Non-interest income:
  Fees and charges            901         725       3,264       3,576
  Gains on securities,
   net                          -           -         558         853
  Gains on sales of
   building and other
   real estate owned            -         322           -         322
  Earnings from equity
   interest in other
   investment                   -         117           1         445
  Other income                  1           9          27         101
                       ----------- ----------- ----------- -----------
   Total non-interest
    income                    902       1,173       3,850       5,297
                       ----------- ----------- ----------- -----------

Non-interest expense:
  Compensation and
   employee benefits        4,843       4,049      19,305      16,682
  Occupancy                   829         707       3,225       2,818
  Equipment and data
   processing               1,539       1,371       6,017       5,918
  Professional
   services                   481         363       1,488       1,321
  Advertising and
   marketing                  270         287       1,019       1,094
  Merger/conversion             -           -           -         894
  Amortization of
   identified
   intangibles                569         593       2,234       2,370
  Other                     1,004         662       3,581       2,860
                       ----------- ----------- ----------- -----------
   Total non-interest
    expense                 9,535       8,032      36,869      33,957
                       ----------- ----------- ----------- -----------

Income before income
 taxes and minority
 interest                   8,926       9,213      34,611      36,903
Provision for income
 taxes                      3,505       3,677      13,614      14,873
                       ----------- ----------- ----------- -----------
   Net income before
    minority interest       5,421       5,536      20,997      22,030

Minority interest in
 earnings of
 subsidiary                    44           -         185           -
                       ----------- ----------- ----------- -----------
   Net income             $ 5,377     $ 5,536    $ 20,812    $ 22,030
                       =========== =========== =========== ===========

Earnings per common
 share:
   Basic                  $  0.09     $  0.09    $   0.34    $   0.37
   Diluted                   0.09        0.09        0.34        0.36

Weighted average common
  shares outstanding
   during the period:
   Basic               60,416,768  60,139,074  60,369,558  60,054,059
   Diluted             61,098,544  60,853,521  61,073,491  60,836,211


BROOKLINE BANCORP, INC. AND SUBSIDIARIES
         Average Yields / Costs

                                          Three months ended December
                                                       31,
                                          ----------------------------
                                                     2006
                                          ----------------------------
                                                               Average
                                            Average   Interest yield/
                                            balance      (1)    cost
                                          ----------- -------- -------
                                             (Dollars in thousands)
Assets
----------------------------------------
Interest-earning assets:
  Short-term investments                  $  111,987  $ 1,464    5.19%
  Debt securities (2)                        345,533    4,016    4.65
  Equity securities (2)                       31,231      453    5.75
  Mortgage loans (3)                       1,047,249   16,905    6.46
  Commercial loans -Eastern Funding (3)      127,057    3,478   10.86
  Other commercial loans (3)                  68,782    1,223    7.11
  Indirect automobile loans (3)              549,190    7,718    5.58
  Other consumer loans (3)                     3,154       64    8.12
                                           ---------- --------
   Total interest-earning assets           2,284,183   35,321    6.17%
                                                      -------- -------
Allowance for loan losses                    (25,075)
Non-interest earning assets                  101,759
                                          -----------
   Total assets                           $2,360,867
                                          ===========

Liabilities and Stockholders' Equity
----------------------------------------
Interest-bearing liabilities:
  Deposits:
   NOW accounts                           $   86,509       56    0.26%
   Savings accounts                          102,957      436    1.68
   Money market savings accounts             208,001    1,380    2.63
   Retail certificates of deposit            729,388    8,549    4.65
                                          ----------- --------
     Total retail deposits                 1,126,855   10,421    3.67
   Brokered certificates of deposit           78,078    1,057    5.37
                                          ----------- --------
     Total deposits                        1,204,933   11,478    3.78
  Borrowed funds                             476,538    5,815    4.77
  Subordinated debt                           12,112      239    7.72
                                          ----------- --------
     Total interest bearing liabilities    1,693,583   17,532    4.11%
                                                      -------- -------
Non-interest-bearing demand
checking accounts                             62,295
Other liabilities                             24,000
                                          -----------
     Total liabilities                     1,779,878
Stockholders' equity                         580,989
                                          -----------
      Total liabilities and
stockholders' equity                      $2,360,867
                                          ===========
Net interest income (tax equivalent
 basis)/interest rate spread (4)                       17,789    2.06%
                                                               =======
Less adjustment of tax exempt income                      101
                                                      --------
Net interest income                                   $17,688
                                                      ========
Net interest margin (5)                                          3.12%
                                                               =======

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
         Average Yields / Costs


                                         -----------------------------
                                                     2005
                                         -----------------------------
                                                               Average
                                           Average    Interest yield/
                                           balance       (1)    cost
                                         -----------  -------- -------

Assets
----------------------------------------
Interest-earning assets:
  Short-term investments                 $  126,037  $  1,243    3.91%
  Debt securities (2)                       357,630     3,412    3.82
  Equity securities (2)                      26,685       336    5.00
  Mortgage loans (3)                      1,086,170    16,959    6.25
  Commercial loans -Eastern Funding (3)           -         -       -
  Other commercial loans (3)                 70,233     1,143    6.51
  Indirect automobile loans (3)             463,734     5,307    4.54
  Other consumer loans (3)                    2,981        54    7.25
                                          ---------- ---------
   Total interest-earning assets          2,133,470    28,454    5.31%
                                                     --------- -------
Allowance for loan losses                   (21,987)
Non-interest earning assets                  98,934
                                         -----------
   Total assets                          $2,210,417
                                         ===========

Liabilities and Stockholders' Equity
----------------------------------------
Interest-bearing liabilities:
  Deposits:
   NOW accounts                          $   92,640        60    0.26%
   Savings accounts                         129,418       436    1.34
   Money market savings accounts            243,669     1,179    1.92
   Retail certificates of deposit           635,772     5,426    3.39
                                         ----------- ---------
     Total retail deposits                1,101,499     7,101    2.56
   Brokered certificates of deposit               -         -       -
                                         ----------- ---------
     Total deposits                       1,101,499     7,101    2.56
  Borrowed funds                            412,412     4,145    3.93
  Subordinated debt                          12,238       201    6.43
                                         ----------- ---------
     Total interest bearing liabilities   1,526,149    11,447    2.98%
                                                     --------- -------
Non-interest-bearing demand
checking accounts                            65,286
Other liabilities                            17,206
                                         -----------
     Total liabilities                    1,608,641
Stockholders' equity                        601,776
                                         -----------
      Total liabilities and
stockholders' equity                     $2,210,417
                                         ===========
Net interest income (tax equivalent
 basis)/interest rate spread (4)                       17,007    2.33%
                                                               =======
Less adjustment of tax exempt income                       95
                                                     ---------
Net interest income                                  $ 16,912
                                                     =========
Net interest margin (5)                                          3.19%
                                                               =======


(1) Tax exempt income on equity securities and municipal obligations is included on a tax equivalent basis.
(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.
(3) Loans on non-accrual status are included in average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.


               BROOKLINE BANCORP, INC. AND SUBSIDIARIES
               Selected Financial Ratios and Other Data

                                       Three months         Year
                                           ended            ended
                                       December 31,     December 31,
                                     ----------------- ---------------
                                      2006     2005     2006    2005
                                     -------- -------- ------- -------

Performance Ratios (annualized):
Return on average assets               0.91 %   1.00 %  0.89 %  1.01 %
Return on average stockholders'
equity                                 3.70 %   3.68 %  3.53 %  3.61 %
Interest rate spread                   2.06 %   2.33 %  2.14 %  2.48 %
Net interest margin                    3.12 %   3.19 %  3.13 %  3.24 %

Dividends paid per share during
 period                              $0.085   $0.085   $0.74   $0.74


                                  At             At            At
                                December       September     December
                                  31,            30,           31,
                                 2006           2006          2005
                               ---------      ---------     ---------
                              (Dollars in thousands except per share
                                               data)

Capital Ratio:
Stockholders' equity to total
 assets                           24.56    %     24.45   %     27.20 %
Tangible stockholders' equity
 to total assets                  22.91    %     22.78   %     25.69 %

Asset Quality:
Non-performing loans          $     900      $   1,063     $     480
Non-performing assets             1,959          2,299           973
Allowance for loan losses        23,024  (A)    25,066 (B)    22,248
Allowance for loan losses as
 a percent of total loans          1.28 % (A)     1.39   %      1.36 %
Non-performing assets as a
 percent of total assets           0.08    %      0.10   %      0.04 %

(A) Net of a $1,286 transfer to allowance for unfunded loan commitments which is included in other liabilities. If the transfer had not been made, the allowance for loan losses as a percent of total loans would have been 1.36%.

(B) The increase in comparison to the total at December 31, 2005 is attributable primarily to the acquisition of Eastern Funding LLC.

Per Share Data:
Book value per share          $    9.47      $    9.43     $    9.78
Tangible book value per share $    8.64      $    8.60     $    9.05
Market value per share        $   13.17      $   13.75     $   14.17


     CONTACT: Brookline Bancorp, Inc.
              Paul R. Bechet, 617-278-6405